Exhibit 3.87

Exhibit 3.87

Saskatchewan Consumer and Commercial

Affairs 304099

Corporation Number

Form 5

Corporations

Branch

Certificate of

Amendment

The Business Corporations Act

I hereby certify that the articles of

WILLOWVAN MINING LTD.

(formerly 569314 SASKATCHEWAN LTD. )

are this day amended in accordance with the attached Articles of Amendment, Articles of Reorganization or Articles of Arrangement.

Given under my hand and seal

this 5th day

of December 1984

Director

PROVINCE OF SASKATCHEWAN THE BUSINESS CORPORATIONS ACT

ARTICLES OF AMENDMENT

(Section 27 or 171)

FORM 4

1. Name of corporation: 569314 Saskatchewan Ltd. Corporation No. 569314

2. The articles of the corporation are amended as follows:

Paragraph 1 of the Articles of the Corporation

be deleted and the following substituted therefor:

1. Name of Corporation: Willowvan Mining Ltd.

3. The amendment has been duly authorized by the shareholders pursuant to section 167 of the Act on the 4th day of December, 19 84 .

OR

4. The amendment has been duly authorized by the directors pursuant to section of the Act on the day of, 19

Date Name Description of office Signature

December 4, 1984

S. Mckinnon

Secretary